UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 30, 2024

Air Products and Chemicals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-04534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Air Products Boulevard

Allentown, Pennsylvania 18106-5500

(Address of principal executive offices and zip code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	APD	New York Stock Exchange
1.000% Euro Notes due 2025	APD25	New York Stock Exchange
0.500% Euro Notes due 2028	APD28	New York Stock Exchange
0.800% Euro Notes due 2032	APD32	New York Stock Exchange
4.000% Euro Notes due 2035	APD35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On September 30, 2024, Air Products and Chemicals, Inc. (the “Company”) issued a press release announcing the completion of the transaction described below in Item 8.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to liability under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth therein.

Item 8.01. Other Events.

On September 30, 2024, the Company announced it had completed the sale of its liquefied natural gas (LNG) process technology and equipment business to Honeywell International Inc. (“Honeywell”) for $1.81 billion in cash.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 30, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Date: September 30, 2024	By:	/s/ Sean D. Major
Sean D. Major
Executive Vice President, General Counsel and Secretary